UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES AND EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 30, 2014

HANSEN MEDICAL, INC.

(Exact name of registrant as specified in charter)

Delaware	001-33151	14-1850535
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 East Middlefield Road

Mountain View, California 94043

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 404-5800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On July 30, 2014, Hansen Medical, Inc. (the “Company”) entered into a definitive agreement (the “Exchange Agreement”) with certain warrantholders (the “Warrantholders”) to cancel and exchange (the “Exchange”) an aggregate of 10,221,173 of the Company’s outstanding Series B Warrants to purchase shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), that have an exercise price of $1.50 per share (the “Series B Warrants”) and an aggregate of 10,221,173 of the Company’s outstanding Series C Warrants to purchase shares of Common Stock, that have an exercise price of $2.00 per share (the “Series C Warrants”) issued in connection with the Company’s previously announced August 2013 private placement (the “2013 Transaction”), in exchange, the Company will issue warrants (the “Exchange Warrants”) to purchase an aggregate of 26,728,369 shares of the Company’s common stock, par value $0.001 per share (the “Exchange Warrant Shares”).

The Exchange Warrants will be comprised of the following two tranches: (a) Series B/C Exchange Warrants (“Series B/C Exchange Warrants”) exercisable for an aggregate of 20,442,346 shares of Common Stock, with an exercise price equal to $1.13, the NASDAQ consolidated closing bid price for the Common Stock on July 29, 2014, the consolidated closing bid on the last completed trading day before the Exchange Agreement was executed (the “Closing Bid Price”); and (b) Series D Warrants (“Series D Warrants”) exercisable for an aggregate of 6,286,023 shares of Common Stock, with an exercise price equal to the Closing Bid Price. Pending the satisfaction of certain closing conditions as described below, the Series B/C Exchange Warrants are subject to mandatory exercise within 14 days of issuance and upon such exercise, would result in gross proceeds to the Company of approximately $23.1 million. Pending the satisfaction of certain closing conditions as described below, the Series D Warrants will have an exercise period of five years, and if fully exercised, would result in additional gross proceeds to the Company of approximately $7.1 million. The Series B Warrants and Series C Warrants previously carried an expiration date of August 2015. The remaining Series B Warrants and Series C Warrants not included in the Exchange will remain outstanding until their exercise or expiration.

Pursuant to the Exchange Agreement, certain of the Exchange Warrantholders to be issued Exchange Warrants by the Company are entities affiliated with Oracle Partners, LP (the “Oracle Entities”), the Schuler Family Foundation and the following members of the Board of Directors of the Company: Marjorie Bowen, Kevin Hykes, Stephen Newman, William Rohn, Jack Schuler and Nadim Yared. The Oracle Entities and Jack Schuler and the Schuler Family Foundation are existing stockholders of the Company. The closing of the Exchange will occur promptly following the satisfaction of certain closing conditions specified in the Exchange Agreement, which includes the approval of the listing of the Exchange by NASDAQ. The Exchange Agreement will terminate if the closing has not occurred on or before September 15, 2014. However, the Oracle Entities and the Schuler Family Foundation may, in their sole discretion, extend this date to January 15, 2015.

The Exchange Warrants are to be issued pursuant to the Exchange Agreement. The Exchange Agreement contains representations, warranties and covenants of the Company and the respective Warrantholders. The representations, warranties and covenants contained in the Exchange Agreement may be subject to limitations agreed upon by the contracting parties, including being qualified by disclosures exchanged between the parties in connection with the execution of the Exchange Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Exchange Agreement instead of establishing these matters as facts.

The Exchange Warrants to be issued pursuant to the Exchange Agreement have not been registered under the Securities Act of 1933, as amended (the “Act”), and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Company is relying on the private placement exemption from registration provided by Section 4(2) of the Act and by Rule 506 of Regulation D, promulgated by the Securities and Exchange Commission (the “SEC”).

In connection with the Exchange, the Company will enter into an amendment and restatement to the Investor Rights Agreement, dated August 8, 2013, by and between the Company and the purchasers party to the 2013 Transaction at the closing of the Exchange (the “Amended and Restated IRA”). Pursuant to the Amended and Restated IRA, the Company will agree to file a registration statement on Form S-3 with the SEC covering resales of the Warrant Shares no later than 270 days following the closing of the Exchange and to use its reasonable best efforts to cause the registration statement to become effective as soon as practicable. In the event the registration statement covering resales of the Warrant Shares is not filed or declared effective by the applicable dates, the parties to the Amended and Restated IRA are entitled to specific performance. The Company shall bear all expenses of such registration of the Warrant Shares.

The foregoing descriptions of the Exchange, the Exchange Agreement, the Series B/C Exchange Warrants, the Series D Warrants and the Amended and Restated IRA do not purport to be complete and are qualified in their entirety by reference to the complete text of such agreements and warrants, copies of which will be filed as exhibits to the Company’s quarterly report on Form 10-Q for the fiscal quarter ending September 31, 2014.

Item 2.02.	Results of Operations and Financial Condition.

On July 31, 2014, Hansen Medical, Inc. issued a press release announcing its financial results for the quarter ended March 31, 2014 and the Exchange. A copy of the press release is attached as Exhibit 99.1 to this current report and is incorporated herein by reference.

The information in this current report and in the accompanying exhibit shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained in this current report and in the accompanying exhibit shall not be incorporated by reference into any filing with the U.S. Securities and Exchange Commission made by Hansen Medical, Inc, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 3.02.	Unregistered Sales of Equity Securities.

The disclosure set forth above Item 1.01 is incorporated herein for this Item 3.02.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release, dated July 31, 2014, entitled “Hansen Medical Reports Second Quarter 2014 Results and $23 Million Financing”.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HANSEN MEDICAL, INC. (Registrant)

Date: July 31, 2014	/S/ CHRISTOPHER P. LOWE
Christopher P. Lowe
Interim Chief Financial Officer

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release, dated July 31, 2014, entitled “Hansen Medical Reports Second Quarter 2014 Results and $23 Million Financing”.